UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 19, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Reliance Global Group, Inc. (the “Company”), which is composed solely of independent directors, approved the settlement in cash, in lieu of shares of the Company’s common stock, of all or a portion of the unissued balances of the equity awards previously approved by the Committee on June 25, 2026 for Ezra Beyman, the Company’s Chairman and Chief Executive Officer, Judah Korman, the Company’s Chief Operating Officer, and Mordy Beyman, a Vice President of the Company, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2026.

As previously reported, the equity awards consisted of a fully vested stock award to Mr. Ezra Beyman having an aggregate grant-date value of $1,058,000 and annual equity awards to Mr. Korman and Mr. Mordy Beyman having grant-date values of $300,000 and $150,000, respectively, in each case to be issued under the Company’s 2025 Equity Incentive Plan, as amended (the “2025 Plan”), and a portion of each award was granted in shares of restricted common stock on June 24, 2026. The Committee approved cash payments, in lieu of shares, of (i) $224,193.84 to Mr. Korman and (ii) $124,730.13 to Mr. Mordy Beyman, in each case in full satisfaction of the unissued balance of his equity award, and (iii) $440,000.00 to Mr. Ezra Beyman, in partial satisfaction of the unissued balance of his equity award, with the remaining $94,308.38 of such balance to remain payable in shares of common stock in accordance with the terms of his award, subject to the availability of shares under the 2025 Plan. The cash payments are payable promptly following the Committee’s approval through the Company’s payroll, less applicable withholdings. No other terms of the compensation arrangements of Messrs. Ezra Beyman, Korman and Mordy Beyman were changed.

Mr. Korman is the son of Scott Korman, a director of the Company, and Mr. Mordy Beyman is the son of Mr. Ezra Beyman. Accordingly, the foregoing payments constitute related party transactions for purposes of Item 404(a) of Regulation S-K. Neither Scott Korman nor Ezra Beyman is a member of the Committee, and the Committee approved the payments without the participation of any interested director.

Item 7.01. Regulation FD Disclosure.

On October 22, 2026, the Company issued a press release announcing its entry into the non-binding letter of intent described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On September 23, 2026, the Company entered into a non-binding letter of intent (the “LOI”) with a privately held technology company (the “Seller”) pursuant to which the Company would acquire all or substantially all of the assets, rights, customer and vendor relationships, intellectual property and goodwill comprising the Seller’s GPU cloud and marketplace business, which delivers on-demand computing capacity for artificial intelligence and other compute-intensive workloads and enables third-party hardware owners to offer GPU capacity through its platform (the “Target Business”) in an asset purchase for aggregate consideration of up to $3,750,000, payable entirely in cash (the “Proposed Acquisition”).

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Under the terms of the LOI, $3,000,000 of the purchase price would be paid to the Seller in cash at closing, and an additional $375,000 would be deposited by the Company at closing into an escrow account, to be released to the Seller six months following closing only if the Target Business achieves a specified minimum revenue threshold during such period, failing which the escrowed amount would be returned to the Company. A further $375,000 would be payable to the Seller twelve months following closing, subject to the achievement of a performance milestone to be agreed in the definitive agreements. In connection with the closing, the founder of the Target Business would enter into a one-year consulting agreement with the Company providing for aggregate cash compensation of $250,000 and would agree to a two-year non-competition covenant in favor of the Company. The LOI also provides the Company the option, in its sole discretion, to invest up to $500,000 in the Seller on the terms set forth in the LOI; the Proposed Acquisition is not conditioned on any such investment.

The Company currently anticipates that the closing of the Proposed Acquisition would occur in early November 2026, subject to the Company’s satisfactory completion of due diligence, the negotiation and execution of definitive agreements, receipt of third-party consents, the absence of a material adverse change affecting the Target Business and other customary closing conditions. In connection with the Proposed Acquisition, the Company intends to adopt “GPU Exchange” as its doing-business-as name and to change the trading symbol of its common stock on The Nasdaq Capital Market from “EZRA” to “XGPU”; the Company will announce the effective date of the symbol change separately.

The LOI is non-binding as to the principal economic and other terms of the Proposed Acquisition as described above, except for certain customary provisions relating to exclusivity, confidentiality, governing law and allocation of expenses, which are binding on the parties. Among these, the Seller has agreed, for a period of 60 days commencing September 23, 2026 (subject to extension by mutual written agreement for an additional 30 days), not to solicit, negotiate or pursue an alternative transaction involving the Target Business.

There can be no assurance that the parties will negotiate or execute definitive agreements, that the Proposed Acquisition will be consummated on the terms described above, on the contemplated timeline, or at all, or that any definitive agreements, if executed, will not contain terms materially different from those described in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the Proposed Acquisition, the anticipated terms, timing, funding and consummation thereof, the Company’s planned entry into the GPU cloud and artificial intelligence infrastructure market, and the planned adoption of the GPU Exchange doing-business-as name and XGPU trading symbol. These statements are subject to risks and uncertainties, including that the LOI is non-binding as to the principal terms of the Proposed Acquisition, that definitive agreements may not be negotiated or executed, that the Company’s continuing due diligence may identify matters that adversely affect the Target Business or the terms of the Proposed Acquisition, that the Proposed Acquisition may not be consummated on the terms described, on the contemplated timeline, or at all, and that the Target Business may not perform as anticipated following the closing. Additional risk factors are discussed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Reliance Global Group, Inc., dated October 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: October 23, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer

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